Exhibit 99.1

PROXY CARD

Pelican Acquisition Corp.

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking any previous proxies, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders (the “Notice”) and the Joint Proxy Statement/Consent Solicitation Statement/Prospectus (the “Proxy Statement”), and hereby appoints ___________ and ___________, and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the special meeting (the “Special Meeting”) of the stockholders of Pelican Acquisition Corp. (the “Company”) to be held virtually on ___________, 2026, at ___ [a.m./p.m.] Eastern Time, accessible at https://www. [_______], or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement and in the proxies’ discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on _________, 2026, at ______ [a.m./p.m.] Eastern Time: The Notice and the accompanying Proxy Statement are available at https://www.________________.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTIONS ARE GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS, IF PRESENTED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

(Continued and to be marked, dated and signed on reverse side)

[PRELIMINARY COPY-SUBJECT TO COMPLETION]

PROXY

PELICAN ACQUISITION CORP.

THE BOARD OF DIRECTORS OF PELICAN ACQUISITION CORP. RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 7.

(1)	Proposal 1 - The Business Combination Proposal - To approve, by ordinary resolution the Mergers and Business Combination Agreement (as may be amended, supplemented or otherwise modified from time to time, and the transactions contemplated thereby, collectively, the “Business Combination”), by and among Pelican Holdco, Inc., a Texas corporation (“PubCo”), SPAC Merger Sub, Inc., a Texas corporation and wholly-owned subsidiary of PubCo (“SPAC Merger Sub”), Greenland Exploration Limited, a Texas Corporation (“Greenland”), Greenland Merger Sub, Inc., a Texas corporation and a wholly-owned subsidiary of PubCo (“Greenland Merger Sub”), March GL Company, a Texas corporation (“March GL”, and together with Greenland, each a “Company” and collectively, the “Companies”), and March GL Merger Sub, Inc., a Texas corporation and a wholly-owned subsidiary of PubCo (“March GL Merger Sub” and, together with SPAC Merger Sub and Greenland Merger Sub, the “Merger Subs” and each individually, a “Merger Sub”), collectively, the “Parties” a copy of which is attached to the proxy statement/prospectus as Annex A (the “Business Combination Proposal”), pursuant to which, among other things, following the de-registration of SPAC as an exempted company in the Cayman Islands and the continuation and Conversion of SPAC as a corporation in the State of Texas, SPAC Merger Sub will merge with and into SPAC, with SPAC surviving as a wholly-owned subsidiary of PubCo (the “SPAC Merger”). Immediately thereafter, Greenland Merger Sub will merge with and into Greenland, with Greenland surviving as a wholly-owned subsidiary of PubCo (the “Greenland Merger”). Immediately thereafter, March GL Merger Sub will merge with and into March GL, with March GL surviving as a wholly-owned subsidiary of PubCo (the “March GL Merger”, and together with the SPAC Merger and Greenland Merger, the “Mergers”). Immediately after the March GL Merger, PubCo will contribute all of the issued and outstanding capital stock of March GL to Greenland, resulting in March GL becoming a wholly-owned subsidiary of Greenland.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	Proposal 2 - The Conversion Proposal – To approve, by special resolution that: (i) SPAC be de-registered in the Cayman Islands and registered by way of continuation as a corporation under the Laws of the state of Texas, pursuant to Part XII of the Companies Act (As Revised) of the Cayman Islands and the Texas Business Organizations Code (the “TBOC”) and, immediately upon being de-registered in the Cayman Islands, SPAC be continued and domesticated as a corporation. SPAC’s governing documents will be amended and restated as provided in the Business Combination Agreement. The legal existence and continuity of SPAC will be preserved and not deemed a dissolution or liquidation (the “Conversion Proposal”)

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	Proposal 3 - The Governing Documents Proposal - To approve, by ordinary resolution the Proposed Certificate of Formation (as defined below), in the form appended to the accompanying proxy statement/prospectus as Annex B, to be effective upon the Closing, the Proposed Bylaws (as defined below), in the form appended to the accompanying proxy statement/prospectus as Annex C, to be effective upon the Closing, be approved in all respects (the “Governing Documents Proposal” ).

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	Proposals 4 – Governing Documents Advisory Proposals - To approve, by ordinary resolution on an advisory and non-binding basis, that the material differences between the existing governing documents and the proposed governing documents relating to approving provisions in the Proposed Certificate of Formation, providing: (i) for a change in the authorized share capital, (ii) that the PubCo Board may issue shares of preferred stock of PubCo, (iii) that stockholders may only act at annual or special meetings, (iv) adopting Texas as the exclusive forum for certain stockholder litigation and the United States District Courts as the exclusive forum for litigation arising out of the federal securities Laws, as described in four separate proposals, be approved in all respects (such proposals, the “Governing Documents Advisory Proposals”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

(8)	Proposal 5 - The Stock Issuance Proposal - To approve, by ordinary resolution, for the purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC the issuance of (i) shares of common stock of PubCo (“PubCo Common Stock”) in connection with the Business Combination; and (ii) any other issuances of preferred stock, common stock and securities convertible into or exercisable for common stock pursuant to subscription, purchase or similar agreements that SPAC has entered, or may enter, into prior to the Closing of the Business Combination, be approved in all respects (the “Stock Issuance Proposal”).

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(9)	Proposal 6 – The Incentive Plan Proposal - To approve, by ordinary resolution, that, upon the Closing, the Greenland Energy Company 2025 Equity Incentive Plan (the “Incentive Plan”), the form of which is attached to the proxy statement/prospectus as Annex D, be adopted and approved (the “Incentive Plan Proposal”).

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(10)	Proposal 7 – The Adjournment Proposal - To approve, by ordinary resolution, that the Extraordinary General Meeting be adjourned to a later date or dates (i) to the extent necessary to ensure that any required supplement or amendment to the proxy statement/prospectus is provided to SPAC shareholders or, if as of the time for which the Extraordinary General Meeting is scheduled, there are insufficient SPAC Ordinary Shares represented (either virtually or by proxy) to constitute a quorum necessary to conduct business at the Extraordinary General Meeting and (ii) in order to solicit additional proxies from SPAC shareholders in favor of one or more of the proposals at the Extraordinary General Meeting (the “Adjournment Proposal”). For the avoidance of doubt, if put forth at the Extraordinary General Meeting, the Adjournment Proposal will be the first and only proposal voted on and the other Proposals will not be submitted to the shareholders for a vote.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If stocks are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.

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